UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, Silver Bow Mining Corp. (the “Company”) announced that, effective July 27, 2026, Doug Stiles, Vice President of Regulatory and External Affairs of the Company, was appointed President of the Company.

Mr. Stiles has extensive experience in environmental permitting, regulatory compliance, and government relations in the mining sector in the United States. He has worked closely with federal and state regulatory agencies, including the U.S. Environmental Protection Agency and state environmental departments, on complex permitting and remediation matters affecting mining operations. Prior to joining the Company as Vice President of Regulatory and External Affairs in February 2026, Mr. Stiles held senior roles focused on environmental management, regulatory affairs and stakeholder engagement within the natural resources industry, including concurrent service as Vice President of Sustainability & Environment with Lion Copper and Gold Corp since 2024. From July 2015 to January 2024, Mr. Stiles served as Director of Environmental Operations for Hecla Mining Company and General Manager for Hecla Montana, a wholly owned subsidiary of Hecla Mining Company from July 2015 to January 2024. Mr. Stiles brings significant expertise in Superfund matters, mine permitting, water rights, and public and community engagement in Montana and the broader western United States. Mr. Stiles holds a degree in Environmental Engineering from Montana Technological University and an MBA from Washington State University's Carson College of Business.

As of the date of this Current Report on Form 8-K, the Company has not entered into any new material compensation plan, contract or arrangement with Mr. Stiles in connection with his appointment as President, and the terms of any such arrangement have not yet been determined. The Company will file an amendment to this Current Report on Form 8-K within four business days after the material terms of any such compensatory arrangement are determined, as required by Instruction 2 to Item 5.02 of Form 8-K.

There is no arrangement or understanding between Mr. Stiles and any other persons pursuant to which Mr. Stiles was appointed as President. There are no family relationships between Mr. Stiles and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 27, 2026, the Company issued a press release announcing the leadership update described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated July 27, 2026

104	Cover Page Interactive Data File--the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BOW MINING CORP.

	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer
Dated: July 29, 2026